U.S. SECURITIES AND EXCHANGE COMMISSION


                      Washington, D.C.  20549

                             FORM 8-K
                          CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
                               1934

                 Date of Report:  October 15, 1999

                   Commission file number 0-8898

                  Midcoast Energy Resources, Inc.
      (Exact name of Registrant as Specified in Its Charter)

                   Nevada                      76-0378638

         (State or other Jurisdiction of     (I.R.S. Employer
           Incorporation or Organization)      Identification No.)

             1100 Louisiana, Suite 2950
                   Houston, Texas                  77002
  (Address of Principal Executive Officers)      (Zip Code)

Registrant's telephone number, including area code: (713) 650-8900



Item 4.Changes in Registrant's Certifying Accountant

        On October 11, 1999, Midcoast Energy Resources, Inc. ("Midcoast") notified Hein & Associates, LLP ("Hein") that they were dismissed as the independent auditor of Midcoast.

       Midcoast and Hein have not, in connection with the audit of Midcoast's financial statements for each of the prior two years ended December 31, 1998 and December 31, 1997 or for any subsequent interim period prior to and including October 11, 1999, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Hein's satisfaction, would have caused Hein to make reference to the subject matter of the disagreement in connection with its reports.

       The reports of Hein on the Midcoast financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

       The decision to change was approved by Midcoast's board of directors.

          On October 11, 1999 Midcoast     appointed
PricewaterhouseCoopers, LLP as its independent accountant and PricewaterhouseCoopers, LLP accepted such appointment.

      Midcoast had no relationship with PricewaterhouseCoopers, LLP required to be reported pursuant to Regulation S-K item 304 (a) (2) during the two fiscal periods ended December 31, 1998 and December 31, 1997 or for any subsequent interim period prior to and including October 11, 1999.

Item 7.Financial Statements and exhibits

      (c)   Exhibits.

          16.1  Letter from Hein regarding its concurrence with
              Midcoast's statement regarding          change of
              accountants.


Signature


In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


 MIDCOAST ENERGY RESOURCES, INC.
 (Registrant)


BY:   /s/   Richard   A. Robert
     Richard A. Robert
     Principal
     Financial Officer
     Treasurer
     Principal Accounting Officer






 Date: October 15, 1999


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